UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment and Supplement No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ENPHYS ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMENDMENT AND SUPPLEMENT NO. 1 TO THE PROXY STATEMENT
AND NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 6, 2023
EXPLANATORY NOTE
This Amendment and Supplement No. 1 (this “Amendment and Supplement”) to the Definitive Proxy Statement on Schedule 14A and Notice of Extraordinary General Meeting filed by Enphys Acquisition Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 11, 2023, as amended from time to time (including all annexes and exhibits thereto, the “Proxy Statement”), is being filed with the SEC and is being made available to shareholders on or about September 19, 2023. All capitalized terms not defined herein shall have the same meaning as in the Proxy Statement.
This Amendment and Supplement should be read in conjunction with the Proxy Statement and is related to the Company’s Extraordinary Meeting of Shareholders to be held at 10:00 am Eastern Time on October 6, 2023 (the “Extraordinary General Meeting”), virtually at www.virtualshareholdermeeting.com/NFYS2023SM and in person at the offices of Cadwalader, Wickersham & Taft LLP, located at 200 Liberty St., New York, NY 10281. Other than as set forth below, all other items of the Proxy Statement are incorporated herein by reference without change.
The Proxy Statement encourages shareholders to vote in favor of proposals to: (i) amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Governing Documents”) to extend the date by which the Company must consummate a business combination (the “Extension”) from October 8, 2023 to July 8, 2024 (the “Extended Date”) (the “Extension Amendment Proposal”); and (ii) to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, either (x) to permit further solicitation and vote of proxies in the event that, based on the tabulated votes collected at the time of the Extraordinary General Meeting, there are insufficient votes to approve the Extension Amendment Proposal or if the Company determines that additional time is necessary to effectuate the Extension or (y) if the Company’s board of directors (the “Board”) determines at the Extraordinary General Meeting that it is not necessary or no longer desirable to proceed with the Extension Amendment Proposal (the “Adjournment Proposal”).
The Company is providing this Amendment and Supplement solely to amend and supplement the Proxy Statement as described below. Except as described below, this Amendment and Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. IN CONNECTION WITH THE FOREGOING, WE WILL REVOKE ALL VOTES PREVIOUSLY MADE AND SUBMITTED AND YOU MUST VOTE AGAIN USING THE UPDATED PROXY CARD FILED HEREWITH.

AMENDMENT AND SUPPLEMENT TO THE PROXY STATEMENT AND NOTICE OF EXTRAORDINARY GENERAL MEETING
Trust Account Payments in Connection with Proposed Extension of Liquidation Period
If the Extension Amendment Proposal is approved and the Extension is implemented, Enphys Acquisition Sponsor LLC, the Company’s sponsor (the “Sponsor”), or one or more of its affiliates or designees will, beginning on October 9, 2023, deposit into the Trust Account as a loan (a “Contribution” and the Sponsor or its affiliate or designee making such Contribution, a “Contributor”) with respect to the Extension an amount equal to the lesser of (i) $0.025 per Class A ordinary share multiplied by the number of Class A ordinary shares then outstanding and (ii) $100,000, for each calendar month until the earlier of (i) the completion of a business combination and (ii) the Extended Date (each, a “Contribution”) in accordance with the Extension (each date on which a Contribution is to be deposited into the Trust Account, a “Contribution Date”). The maximum aggregate amount of Contributions will be $400,000. Any Contribution is conditioned on the approval of the Extension Amendment Proposal and the implementation of the Extension. No Contribution will occur if the Extension Amendment Proposal is not approved or the Extension is not implemented. If the Company has consummated a business combination or announced its intention to wind up prior to any Contribution Date, any obligation to make Contributions will terminate. Each Contribution plus the amount remaining in the trust account is expected to be held in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended.
Change of Extended Date
The Extended Date is hereby changed from July 8, 2024 to February 8, 2024 and the Notice of Extraordinary General Meeting of the Company is amended accordingly. Proposal 1 set forth on pages i and v of the Notice of Extraordinary General Meeting and Proxy Statement is hereby amended and replaced in its entirety in each instance to read as follows:
“1. As a special resolution, to amend (the “Extension Amendment”) the Company’s Amended and Restated Memorandum and Articles of Association (the “Governing Documents”) to extend the date by which the Company must consummate a business combination (as defined below) (the “Extension”) from October 8, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering (the “IPO”) of units (“units”)) to February 8, 2024 (the date which is 28 months from the closing date of the IPO) (the “Extended Date”) (the “Extension Amendment Proposal”).”
In addition, all other references in the Proxy Statement to “July 8, 2024” are hereby amended and replaced with “February 8, 2024”.
The full text of the amended special resolution to be proposed is set out in Annex A.
* * *

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THE COMPANY URGES SHAREHOLDERS TO READ THE PROXY STATEMENT, AS WELL AS OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE EXTENSION. Shareholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: Enphys Acquisition Corp., 100 Wall Street, 20th Floor, New York, NY 10005, Attn: Corporate Secretary.
If shareholders have any questions, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling toll-free at (800) 662-5200, or banks or brokers can call collect at (203) 658-9400, or by emailing NFYS.info@investor.morrowsodali.com.

ANNEX A
PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
ENPHYS ACQUISITION CORP.
[ ], 2023
RESOLVED, as a special resolution, that:
(i)	Article 166(a) of the Amended and Restated Articles of Association of Enphys Acquisition Corp. be deleted in its entirety and replaced as follows:
“166(a) In the event that the Company does not consummate a Business Combination by February 8, 2024, or such later time as the Members may approve in accordance with the Articles, the Company shall:
(i)	cease all operations except for the purpose of winding up;
(ii)
as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available fund therefor, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund and not previously released to the Company to pay taxes, if any, (less up to US$100,000 of interest to pay dissolution expenses), divided by the number of Public Shares then in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(iii)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve.
subject in the case of sub-articles (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases, subject to the other requirements of applicable law.”
(ii)	Article 166(b) of the Amended and Restated Articles of Association of the Company be deleted in its entirety and replaced as follows:
“166(b) If any amendment is made to Article 166(a) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination by February 8, 2024, or such later time as the Members may approve in accordance with the Articles or any amendment is made with respect to any other provisions of these Articles relating to the rights of holders of Class A Shares, each holder of Public Shares who is not a Founder, officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the Trust Fund and not previously released to the Company to pay taxes, if any, divided by the number of Public Shares then in issue, provided that the Company shall not redeem the Public Shares unless the Company would have net tangible assets of at least US$5,000,001 upon consummation."
A-1